Exhibit 10.36

AMENDED DIRECTOR AGREEMENT

This AMENDED DIRECTOR AGREEMENT is made as of October 1, 2024 (the “Agreement”), by and between NextPlat Corp., a Nevada corporation (the “Company”), and Hector Delgado, an individual (the “Director”).

WHEREAS, the Company desires to modify its existing agreement with the Director with respect to such appointment; and

WHEREAS, the Director is willing to continue in such appointment and to serve the Company on the terms set forth herein and in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Compensation. Section 4(a) of the Director Agreement is deleted and replaced in its entirety as follows:

(a)

Common Stock. The Director shall be issued on an annual basis, for so long as the Director serves on the Board, the number of shares of the Company’s common stock equivalent to $25,000 (Twenty-Five Thousand Dollars) as determined based on the average closing price on the three trading days immediately preceding the anniversary date of the agreement. The shares will be issued on the anniversary date of the agreement.

2. Services. You shall render services as a member of the Board and such committees of the Board as the Board may designate, subject to your agreement to serve on such committees (hereinafter, your “Duties”). You acknowledge that this is not an employment agreement and shall not be construed or interpreted to create any right for you to be employed by the Company. During the term of this Agreement, you shall attend and participate in such number of meetings of the Board and of the committees of which you may become a member (if any) as regularly or specially called. You may attend and participate at each such meeting, via teleconference or in person. You shall consult with the other members of the Board and committee (if any) regularly and as necessary via telephone, electronic mail or other forms of correspondence.

Your committee assignments shall be:	Member	Chairperson
Audit Committee	X
Compensation Committee	X	X
Nominating Committee

All other sections of the Director Agreement are not modified and remain in force.

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IN WITNESS WHEREOF, the Company has caused this Amended Director Agreement to be executed by authority of its Board of Directors, and the Director has hereunto set his hand, on the day and year first above written.

NEXTPLAT CORP

By: _________________________

Charles M. Fernandez

Chief Executive Officer

DIRECTOR

______________________________

Hector Delgado, an individual